For the six month period ended (a) 6/30/01
File number (c) 811-7064
	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
Corning, Inc.

2.	Date of Purchase
  11/2/00

3.	Number of Securities Purchased
  89,700

4.	Dollar Amount of Purchase
  $6,391,125

5.	Price Per Unit
  $71.25

6.	Name(s) of Underwriter(s) or Dealer(s)
From whom purchased
Goldman Sachs & Co

7.	Other Members of the Underwriting Syndicate



8.	Board of Directors determine no less frequently than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures that are reasonably designed to provide that the purchase complies with all the conditions of Rule 10f-3 of the Investment Company Act.


For the six month period ended (a) 6/30/01
File number (c) 811-7064
	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
Markel Corporation

2.	Date of Purchase
  2/21/01

3.	Number of Securities Purchased
  1,400,000

4.	Dollar Amount of Purchase
  $227,500,000

5.	Price Per Unit
  $162.50

6.	Name(s) of Underwriter(s) or Dealer(s) From whom purchased

Goldman, Sachs & Co.
	Credit Suisse First Boston Corporation
	Merrill Lynch, Pierce, Fenner & Smith Incorporated

7.	Other Members of the Underwriting Syndicate

	Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporation
Cochran, Caronia Securities LLC
Ferris, Baker Watts, Incorporated
Legg Mason Wood Walker, Incorporated
Davenport & Company LLC
Dowling & Partners Securities, LLC
First Union Securities, Inc.
Fox-Pitt, Kelton Inc.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Scott & Stringfellow, Inc.

8.	Board of Directors determine no less frequently than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures that are reasonably designed to provide that the purchase complies with all the conditions of Rule 10f-3 of the Investment Company Act.

For the six month period ended (a) 6/30/01
File number (c) 811-7064
	SUB-ITEM 77 0
	EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

1.	Name of Issuer
Charles River Laboratories, Inc.

2.	Date of Purchase
  3/15/01

3.	Number of Securities Purchased
  12,200

4.	Dollar Amount of Purchase
  $231,800

5.	Price Per Unit
  $19.00

6.	Name(s) of Underwriter(s) or Dealer(s) From whom purchased

	Credit Suisse First Boston Corporation


7.	Other Members of the Underwriting Syndicate


8.	Board of Directors determine no less frequently than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures that are reasonably designed to provide that the purchase complies with all the conditions of Rule 10f-3 of the Investment Company Act.